Exhibit 10.23
CREDIT ENHANCEMENT AGREEMENT
     This Credit Enhancement Agreement (this “Agreement”) is dated (for identification purposes only) as of September 15, 2006, by and between on one hand The Fashion House Holdings, Inc., a Colorado corporation (“FHH”), and its wholly owned subsidiary, The Fashion House, Inc., a Delaware corporation (“FHI”), acting jointly and severally hereunder, and on the other hand, Westrec Capital Partners, LLC, a Delaware limited liability company (“Westrec”), and its controlling member, Michael M. Sachs, an individual (“Sachs”) (“Guarantor”).
Recitals
     A. FHI and FHH (singly and collectively, “Borrower”) have been unable to obtain without the assistance of Westrec and Sachs (singly “Guarantor”, and collectively, the “Guarantors”) the third-party financing that FHI needs to continue to operate.
     B. At the behest of the Guarantors, Comerica Bank (“Lender”) has agreed to provide such financing to FHI in accordance with the Loan Documents (as defined below), but Lender will not provide such financing to FHI without guaranties thereof from Guarantor.
     C. Solely as an accommodation to Borrower, the Guarantors are willing to issue the Guaranties (as defined below) upon the terms and conditions contained herein.
     Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and the Guarantors (singly each sometimes herein, a “Party”, and collectively both sometimes herein, the “Parties”) hereby agree as follows:
Agreement
     1. The Guaranty: Reference is made to that certain letter agreement dated the date hereof between FHI and Lender (the “Loan Agreement”) and to the documents defined therein as the Loan Documents, including, without limitation, the Master Revolving Note (the “Note”) given by FHI to the Lender (such Loan Agreement, Note and other Loan Documents collectively, the “Loan Documents”). Pursuant to the Loan Documents, Lender has agreed to provide to FHI financing in the form of a revolving line-of-credit (the “Revolving Line-of-Credit”). Concurrently with (and as a condition to) the closing under the Loan Agreement (the “Closing”), each Guarantor shall deliver to the Lender a guaranty in form and substance satisfactory to the Lender (singly a “Guaranty”, and collectively the “Guaranties”). Notwithstanding anything to the contrary expressed or implied herein or in any other document contemplated hereby, each Guaranty shall apply only to obligations guaranteed thereunder existing on or before the date that is the earliest of (the “Guaranty Termination Date”) (i) one hundred and eighty (180) days following the Closing; (ii) the date that Guarantor delivers to Borrower written notice of Guarantor’s termination of the Guaranty along with a written consent from Lender thereto; or (iii) the date that Borrower delivers to Guarantor written notice of Borrower’s repayment in full (and termination) of the Revolving Line-of-Credit along with written confirmation thereof from Lender, it being understood that Borrower shall have the right at any time, without premium or penalty, to do so. Without limiting the generality of the foregoing, the Guaranty shall not apply to increases in the indebtedness owed on the Revolving Line-of-Credit arising after the Guaranty Termination Date.

     2. Consideration for Guaranty: In addition to Borrower’s obligations, representations and warranties hereunder, as consideration for the Guarantors’ issuances of the Guaranties, Borrower shall do as follows:
          (a) Letters-of-Credit-Based Fees: For the issuance of each letter-of-credit (if any) guaranteed by a Guarantor under a Guaranty and until such letter-of-credit is no longer guaranteed under a Guaranty, Borrower shall pay to Westrec, upon or before the issuance of each such letter-of-credit and whenever thereafter a letter-of-credit fee is owed to Lender for a renewal or extension or modification of such letter-of-credit, a cash amount equal to two percent (2%) of the face amount thereof. FHI shall not pay, or be obligated to pay, to Lender under the Loan Documents a fee for any letter-of-credit in excess of a cash amount equal to one percent (1%) of the face amount thereof
          (b) Revolving Line-of-Credit-Based Fees: Borrower shall pay to Westrec monthly in arrears, for so long as any amount outstanding on the Revolving Line-of-Credit is guaranteed under a Guaranty, fees (the “Revolving Line Fees”) equal to the difference between (i) an amount equal to the interest accrued for the month in question under the Note using however (in lieu of the actual interest rate under the Note) the greater of (A) the sum of twenty percent (20%) per annum, plus (if applicable) the Default Increase (as defined below), or (B) the sum of the Lender’s prime rate (as defined in the Note) plus 11.75% per annum, plus (if applicable) the Default Increase, less (ii) an amount equal to the interest actually accrued for the month in question under the Note using the actual interest rate thereunder, plus the Default Increase (if applicable). As used herein, “Default Increase” means the percentage increase to the interest rate under the Note arising by reason of a default thereunder, namely, an increase of three percent (3%) per annum. The Default Increase shall apply hereunder only if and when the Lender is entitled to charge it under the Loan Documents. Borrower shall pay the Revolving Line Fees to Westrec regardless of whether Lender fails, voluntarily, involuntarily or otherwise for any reason whatsoever, to demand, receive or collect the interest or the Default Increase in accordance with the terms of the Note.
          (c) Warrants: On or before the Closing, FHH shall issue to Westrec a Warrant in the form and substance of the form attached hereto as Exhibit A (the “Warrant”).
          (d) Security for Agreement Obligations: On or before the Closing, FHH and FHI shall each deliver to the Guarantors a security agreement in the form and substance of the forms attached hereto as Exhibit B (the “FHH Security Agreement”) and Exhibit C (the “FHI Security Agreement”), pursuant to which Borrower shall grant to the Guarantors a perfected security interest in all Borrower’s tangible and intangible property and assets, which security interest shall be prior to all others except those of Lender and any others, if any, approved by the Guarantors.
          (e) Hanna Secured Guaranty: On or before the Closing, John Hanna, the Chief Executive Officer of FHH acting in his personal capacity (“Hanna”), shall deliver to the Guarantors his personal guaranty in the form and substance of the form attached hereto as Exhibit D (the “Hanna Guaranty”), and a Pledge and Security Agreement in the form and substance of the form attached hereto as Exhibit E (the “Hanna Pledge”), pursuant to which Hanna shall (i) grant to the Guarantors a first-priority security interest and pledge of all FHH common stock, options, warrants and other equity securities (if any) held by him, and (ii) deliver to the Guarantors any and all original certificates evidencing such common stock and warrants along with stock and warrant transfer instruments duly endorsed in blank (collectively, the “Hanna Certificates”).
          (f) Transaction Expenses: On or before the Closing, Borrower, not the Guarantors, shall pay and be responsible for any and all costs, fees and expenses arising out of, or in connection with, this Agreement, the Warrant, the Hanna Guaranty, the Hanna Pledge, the FHI Security Agreement and the FHH Security Agreement (collectively, the “Credit Enhancement Documents”) and the transactions contemplated thereby (collectively, “Costs and Expenses”), including, without limitation, any filing or recordation fees, the fees and disbursements of the Guarantors’ in-house and outside legal counsel, and the Guarantors’ expenses incurred for its due diligence or otherwise, including, without limitation, fees and expenses for travel, auditing, appraisal work and miscellaneous items. Borrower shall reimburse the Guarantors upon their demand for any such Costs and Expenses that the Guarantors may have elected to pay. The aggregate of the Costs and Expenses through the Closing will not exceed Thirty-Five Thousand Dollars ($35,000); provided, however, that Borrower shall pay any amounts in excess of that aggregate maximum arising by reason of currently unanticipated legal fees and expenses due to more extensive than currently anticipated negotiations among Borrower, Lender, the Guarantors and their respective counsels, it being understood that the Guarantors shall endeavor to give Borrower advance notice of any such unanticipated legal fees and expenses whenever the Guarantors believe that they may be incurred. Borrower shall pay all Costs and Expenses regardless of whether the Closing occurs or the transactions contemplated hereby are consummated.
          (g) Credit Monitoring Fee: Borrower shall pay to Westrec for each calendar month up to and including the month that the Agreement Termination Date (as defined below) occurs a monthly credit monitoring fee of Five Thousand Dollars ($5,000), such fee to be payable in arrears on the last day of each calendar month and shall be prorated for each partial calendar month prior to the Agreement Termination Date.
          (h) Late Fee: Borrower acknowledges that any late payment hereunder will cause the Guarantors to incur costs not contemplated by this Agreement, and proof of actual damages would be costly or inconvenient. Therefore, should Borrower fail to pay any amount due hereunder, including, without limitation, any amount due under subsections (a), (b) or (g) of this Section 2, within ten calendar days after the due date thereof, Borrower shall pay to Westrec (without further notice or demand from the Guarantors) an amount (the “Late Fee”) equal to five percent (5%) of each such late payment, but Westrec’s acceptance of any such Late Fee shall not constitute a waiver by Guarantors of any Event of Default (as defined below) or of any right or remedy of the Guarantors hereunder. Only one Late Fee shall be collected on account of any late payment regardless of the period during which it remains in default. The Late Fee represents a reasonable sum considering all the circumstances existing on the date of this Agreement and represents a fair and reasonable estimate of the costs that Westrec will incur by reason of late payment.
     3. Agreement Termination Date: Notwithstanding any Guaranty Termination Date, Borrower’s and/or Hanna’s obligations to Guarantor under the Credit Enhancement Documents, and each Guarantor’s rights and remedies against Borrower and/or Hanna thereunder, shall remain in full force and effect until the date that the following conditions are fulfilled (the “Agreement Termination Date”):
               (i) Lender shall deliver to each Guarantor its or his original Guaranty and a written release (the “Lender Release”) whereby Lender shall forever waive, and release such Guarantor from, any and all claims, damages, losses, liabilities, obligations, costs or expenses, (including, without limitation, attorneys’ fees and disbursements and court costs) whether known, unknown, suspected or unsuspected (collectively, “Released Claims”), arising out of, or in connection with, such Guaranty, any obligations of the Guarantor thereunder, and any transactions contemplated thereby, such Lender Release to be in a form and substance entirely satisfactory to such Guarantor and its or his legal counsel.
               (ii) Borrower shall deliver in cash (A) (to Westrec) any and all amounts payable under Sections 2(a), (b),(g) and (h) above through the effective date of the Lender Release; (B) (to the Guarantors) any other amounts, if any, that Borrower and/or Hanna may owe to the Guarantors under the Credit Enhancement Documents; and (C) (to the Guarantors) an amount equal to the Guarantors’ out-of-pocket costs and expenses, including, without limitation, the fees and disbursements of the Guarantors’ legal counsel, incurred in connection with or pursuant to this Section 3(a).
               (iii) Borrower and Hanna shall deliver to the Guarantors a written release (the “Borrower/Hanna Release”) whereby Borrower and Hanna, acting jointly and severally, shall forever waive, and release the Guarantors from, any Released Claims arising out of, or in connection with, the Credit Enhancement Documents and any transactions contemplated thereby, such Borrower/Hanna Release to be in a form and substance entirely satisfactory to the Guarantors and their legal counsel.
               (iv) Neither Borrower nor Hanna shall be in default of any of its or his obligations to a Guarantor under any Credit Enhancement Document.
     4. Additional Borrower Covenants:
          (a) Modifications of Loan Documents: Borrower shall not, without the Guarantors’ prior written consent, which consent the Guarantors may withhold in their sole and absolute discretion, modify, amend, supplement, terminate or otherwise change any Loan Document, whether orally, in writing, by conduct, by acquiescence or otherwise.
          (b) Guarantor Right to Approve Draws: Each draw by FHI on its Revolving Line-of-Credit (including, without limitation, each request for additional loan funds and each request for a letter-of-credit under the Loan Documents) (singly and collectively, “Draw”) shall be subject to the prior written approval of the Guarantors, which approval the Guarantors may withhold in their sole and absolute discretion.
          (c) FHI Receivables: All FHI receivables shall go to a lockbox, be collected solely by CIT (or another financial institution satisfactory to Westrec), and be delivered by CIT (or such other institution) directly to Lender.

          (d) Incorporation of Loan Agreement Provisions: Sections 3, 4 and 5 of the Loan Agreement (as the same exist at the Closing) are hereby incorporated herein as if set forth in full herein, except that for purposes of this incorporation, (i) the terms Bank, Company and Agreement in such Sections shall mean, respectively, the Guarantors, FHI and this Agreement, and (ii) other defined terms used in such incorporated Sections shall have the meanings set forth in the Loan Agreement. To the extent that any provisions of any Loan Document are incorporated herein, such incorporated provisions shall not be considered changed or terminated hereunder unless and until the Guarantors specifically agree to such change or termination for purposes of the incorporation thereof in this Section.
          (e) Guarantor Due Diligence: The Guarantors shall have the right to perform, from time to time before and after the Closing, such investigations and due diligence with respect to Borrower, Hanna and any collateral granted to Guarantor under any Credit Enhancement Document (collectively, “Collateral”) as the Guarantors may deem necessary or desirable. Without limiting the generality of the foregoing or any other obligations of Borrower or Hanna under any Credit Enhancement Document, the Guarantors shall have the right to access to, and to receive copies of, such financial and other information or reports about Borrower and/or any Collateral as the Guarantors may in their sole and absolute discretion request.
          (f) FHI Performance of Loan Documents: FHI shall perform its obligations under the Loan Documents in a timely manner, and shall not otherwise default in its obligations thereunder. All FHI representations and warranties made under the Loan Documents at the Closing or thereafter shall be true, correct and complete when made or deemed made.
          (g) Subrogation and Indemnification: In the event that a Guarantor makes any payment to Lender (or its successors) pursuant to a Guaranty, such Guarantor shall be subrogated to any and all Lender rights and remedies under the Loan Documents. Borrower hereby indemnifies, agrees to defend (with counsel reasonably satisfactory to the Guarantors), and holds harmless the Guarantors and their directors, officers, managers, members, agents and representatives (collectively, the “Indemnified Parties”) from and against any claims, damages, liabilities, losses, obligations, costs and expenses (including attorneys’ fees and disbursements and court costs) resulting from, arising out of, or related to: (i) any Credit Enhancement Document, or any Loan Document, including, without limitation, any breach by Borrower thereunder; (ii) the Guaranties, including without limitation, any payments made by a Guarantor under a Guaranty; and (iii) any action, suit, proceeding or claim by Lender (or its successors) against an Indemnified Party under or with respect to any Credit Enhancement Document, any Guaranty, any Loan Document or any transaction contemplated thereby.
          (h) Board and Shareholder Meeting Attendance: Borrower shall deliver to the Guarantors no less than ten (10) days’ prior written notice of any meeting of FHI’s or FHH’s board of directors or of its shareholders. The Guarantors shall have the right to have a Guarantor representative present at any and all such meetings, and the Guarantors may in their discretion have such representative present in person or by telephone. Borrower shall reimburse the Guarantors for any expenses reasonably incurred by the Guarantors or their representative in connection with any such participation, including, without limitation, reasonable travel expenses.

     5. Borrower Representations and Warranties: In addition to the representations and warranties made to the Guarantors by virtue of the incorporation of Section 3 of the Loan Agreement in Section 4(d) above, each Borrower hereby represents and warrants to the Guarantors:
          (a) FHH Common Stock: The Common Stock of FHH has been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and FHH is subject to the periodic reporting requirements of Section 13 of the Exchange Act. FHH has filed all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act (collectively, the “SEC Documents”), and each of the SEC Documents, including, without limitation, any financial statements and schedules included therein, (i) did not contain any untrue statement of a material fact, contained all statements required to be stated therein, and did not omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.
          (b) Borrower Organization: Each Borrower and each of FHH’s subsidiaries (collectively, the “Borrower Group”) (i) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the SEC Documents; (ii) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the financial condition, results of operations, properties, projects or business of the Borrower Group taken as a whole (a “Material Adverse Effect”); (iii) is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from government authorities that are material to the conduct of its business, all of which are valid and in full force and effect.
          (c) No Borrower Group Violations: No member of the Borrower Group is (i) in violation of its charter or bylaws, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract or agreement, or (iii) in violation of any law, rule, regulation or order, where such violation or default would have a Material Adverse Effect.
          (d) Borrower Authority: Each Borrower has full legal right, power and authority to enter into the Credit Enhancement Documents executed by it and to perform the transactions contemplated thereby. Each such Credit Enhancement Document has been duly authorized, executed and delivered by such Borrower and is a valid and binding agreement on the part of such Borrower, enforceable in accordance with its terms; the performance of each such Credit Enhancement Document and the consummation of the transactions therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (i) any contract or agreement to which any member of the Borrower Group is a party or to which any of its assets are subject; (ii) the charter or bylaws of any member of the Borrower Group; or (iii) any law, rule, regulation or order. No consent, approval, authorization or order of, or qualification with, any governmental authority having jurisdiction over any member of the Borrower Group or over its respective properties or assets is required for the execution and delivery of the Credit Enhancement Documents executed by Borrower or the consummation by the Borrower of the transactions therein contemplated.
          (e) No Pending Claims: There is not pending or, to the best of Borrower’s knowledge, threatened, any claim, action, suit, proceeding or arbitration against any member of the Borrower Group, or any director or officer of any member of the Borrower Group in his or her capacity as such, that could have a Material Adverse Effect.
          (f) Financials: The consolidated financial statements included in the SEC Documents fairly present the consolidated financial position and the consolidated results of operations, cash flows and stockholders’ equity of the Borrower Group at the respective dates and for the respective periods to which they apply; such financial statements comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Securities and Exchange Commission (“SEC”) with respect hereto when filed, and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC). The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards.
          (g) Updating: Subsequent to the respective dates as of which information is given in the SEC Documents, there has not been (i) any material adverse change in the business, prospects, financial condition or results of operations of the Borrower Group taken as a whole, or (ii) any obligation, direct or contingent, that is material to the Borrower Group taken as a whole incurred by any member of the Borrower Group, except such obligations as have been incurred in the ordinary course of business.
          (h) Accuracy of Information Provided: All copies of all agreements and other documents provided to a Guarantor by Borrower are true and accurate copies thereof; none of the information provided by Borrower in connection with the Credit Enhancement Documents contained any untrue statement of a material fact and did not omit any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (i) Lender Representations: All representations and warranties made to Lender in any Loan Document are true and correct, and the Borrower has complied with all of its obligations and agreements under the Loan Documents.
          (j) Renewal of Representations: All Borrower’s representations and warranties herein (whether made by incorporation under Section 4(d) hereof or in this Section 5 or otherwise) are made as of the Closing and as of each date thereafter that FHI requests a Draw. and as of each date that FHI receives a Draw.

          (k) Legal Counsel: Each Borrower and Hanna has been represented by, and has obtained the advice of, legal counsel with respect to the Credit Enhancement Documents, the Loan Documents and the transaction contemplated thereby.
          (l) Joint and Several Liability: FHI and FHH are acting jointly and severally hereunder, and are jointly and severally liable hereunder for both their separate and their joint obligations, representations and warranties hereunder.
     6. Guarantor Representations and Warranties: In connection with the Warrant, each Guarantor represents and warrants to Borrower as follows:
          (a) Investment Intent: Westrec is acquiring the Warrant for its own account, for investment purposes only and not with a view to distribution of the Warrant in violation of the Securities Act of 1933 (as amended).
          (b) Acceptance of Risk: The Guarantors understand that an investment in the Warrant involves a high degree of risk, and each Guarantor has the financial ability to bear the economic risk of this investment in the Warrant, including a complete loss of such investment.
          (c) Knowledge and Experience: Each Guarantor has such knowledge and experience in financial and business matters that it or he is capable of evaluating the merits and risks of an investment in the Warrant and in protecting its or his own interest in connection with this transaction.
          (d) No Registration: The Guarantors understand that the issuance of the Warrant has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under any state securities laws. The Guarantors are familiar with the provisions of the Securities Act and Rule 144 thereunder and understand that the restrictions on transfer on the Warrant may result in Westrec being required to hold the Warrant for an indefinite period of time.
          (e) Restricted Transfers: Westrec agrees not to sell, transfer, assign, gift, create a security interest in, or otherwise dispose of, with or without consideration (collectively, “Transfer”) the Warrant or any portion thereof except pursuant to an effective registration statement under the Securities Act or an exemption from registration. As a further condition to any such Transfer, except in the event that such Transfer is made pursuant to an effective registration statement under the Securities Act, if in the reasonable opinion of counsel to FHH any Transfer of the Warrant by the contemplated transferee thereof would not be exempt from the registration and prospectus delivery requirements of the Securities Act, FHH may require the contemplated transferee to furnish FHH with an investment letter setting forth such information and agreements as may be reasonably requested by FHH to ensure compliance by such transferee with the Securities Act.
     7. Closing Conditions: Neither Party shall be obligated hereunder unless and until each Party has executed this Agreement and delivered it to the other Party and the Closing has occurred, at which time this Agreement shall supersede the Parties obligations to one another under that certain letter agreement between them dated August 31, 2006.

     8. Events of Default: In addition to any other rights or remedies that the Guarantors may have otherwise under any Credit Enhancement Document or otherwise, upon the occurrence of, and at any time during the continuance or existence of, any Event of Default hereunder, the Guarantors may exercise any and all rights and remedies that they may have available to them as a result thereof, whether by agreement, by law or otherwise. As used herein, an “Event of Default” shall be deemed to have occurred or exist under this Agreement upon the occurrence and/or existence of any of the following conditions:
          (a) Breach of Obligations: Borrower shall fail to pay or perform its obligations hereunder or under any other Credit Enhancement Document;
          (b) Breach of Representations: Any representation, warranty, certification or statement made or deemed to have been made by the Borrower herein or in any other Credit Enhancement Document, or in any certificate, financial statement or other document or agreement delivered to the Guarantors by or on behalf of the Borrower pursuant to, or in connection with, this Agreement or any other Credit Enhancement Document shall prove to be untrue in any material respect;
          (c) Loan Agreement Defaults: An Event of Default (as defined in the Loan Agreement) shall exist, regardless of whether or how the Lender enforces its rights and remedies with respect thereto;
          (d) Borrower Changes: Any change for any reason whatsoever in the management, ownership or control of either Borrower that, in the sole discretion of the Guarantors, could result in a Material Adverse Effect.
     9. Miscellaneous Provisions:
          (a) Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be delivered personally or by facsimile (receipt confirmed electronically) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:
if to Borrower, to:
The Fashion House, Inc.
6310 San Vicente Boulevard, Suite 330
Los Angeles, CA 90048
Attn: John Hanna
Fax: (323) 939-3052

if to a Guarantor, to:
Westrec Capital Partners, LLC
16633 Ventura Blvd.
Encino, California 91436
Attn: Gregory C. McPherson, President
Fax: (818) 907-1104
with a copy to:
Troy & Gould PC
1801 Century Park East, Suite 1600
Los Angeles, California 90067
Attn: Charles L. Woltmann, Esq.
Fax: (310) 789-1431
Either Party hereto may change the above-specified recipient or mailing address by notice to the other Party given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by facsimile, provided that any such facsimile is received during regular business hours at the recipient’s location) or on the day shown on the return receipt (if delivered by mail or delivery service).
          (b) Entire Agreement. This Agreement and any agreements contemplated hereby (including any exhibits hereto) contain the entire agreement between the Parties with respect to the transactions contemplated hereby and supersedes all prior agreements, written or oral, with respect thereto.
          (c) Waivers and Amendments. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Parties or, in the case of a waiver, by the Party waiving compliance. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.
          (d) Further Actions. Each Party agrees, without further consideration, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.
          (e) Governing Law. This Agreement shall be governed and construed in accordance with the laws of California applicable to agreements made and to be performed entirely within such state.
          (f) Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

          (g) Counterparts; Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. The signature of any Party on a copy of this Agreement that is delivered by facsimile transmission to another Party shall be deemed the equivalent of an original signature.
          (h) Recitals; Exhibits. The Recitals and any Exhibits to this Agreement are a part of this Agreement as if set forth in full herein.
          (i) Headings. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.
          (j) Severability. Any portion or provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be reformed to the extent necessary to avoid such invalidity, illegality or unenforceability, without affecting in any way the remaining portions or provisions hereof in such jurisdiction or, to the extent permitted by law, rendering that or any other portion or provision hereof invalid, illegal or unenforceable in any other jurisdiction.
          (k) Relationship Between the Parties. The Parties agree that this is an arm’s-length transaction in which the Parties’ undertakings and obligations are limited to the performance of their obligations under this Agreement.
          (1) Judicial Interpretation. Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any person by reason of the rule of construction that a document is to be construed more strictly against the person which itself or through its agent prepared the same, it being agreed that all Parties have participated in the preparation of this Agreement.
          (m) Prevailing Party. If either Party brings any legal suit, action, arbitration or other proceeding against the other Party arising out of, relating to, or concerning the interpretation or the enforcement of rights and duties hereunder or any transaction related hereto (collectively, an “Action”), the losing Party shall pay to the prevailing Party a reasonable sum for attorneys’ fees and shall reimburse all costs (whether or not such costs are otherwise recoverable under the provisions of any statutory or other law of California or any other jurisdiction) incurred in connection with the prosecution or defense of such Action and/or enforcement of any judgment, order, ruling or award granted therein, all of which shall be deemed to have accrued on the commencement of such Action and shall be paid whether or not such Action is prosecuted to a judgment, order, ruling or award. “Prevailing Party” within the meaning of this Section includes, without limitation, a Party who or which agrees to dismiss an Action on the other Party’s payment of some or all sums allegedly due or performance of some or all of the covenants allegedly breached, or which obtains substantially the relief sought by it.
          (n) Reference Provision. The provisions of Exhibit F attached hereto are hereby incorporated herein.

WESTREC CAPITAL PARTNERS, LLC		THE FASHION HOUSE HOLDINGS, INC.

By:	/s/ Gregory C. McPherson, President	By:	/s/ Mike McHugh, Chief Financial Officer

MICHAEL M. SACHS		THE FASHION HOUSE, INC.

By:	/s/ Michael M. Sachs	By:	/s/ Mike McHugh, Chief Financial Officer